As filed with the Securities and Exchange Commission on June 4, 2002.

                                                  Registration No. 333__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                HESKA CORPORATION
             (Exact name of registrant as specified in its charter)

                  Delaware                         77-0192527
      -------------------------------    -------------------------------
      (State or other jurisdiction of           (I.R.S. Employer
       incorporation or organization)          Identification No.)

           1613 Prospect Parkway
              Fort Collins, CO                        80525
      -------------------------------    -------------------------------
      (Address of Principal Executive              (Zip Code)
                  Offices)

                 HESKA CORPORATION EMPLOYEE STOCK PURCHASE PLAN
      ---------------------------------------------------------------------
                            (Full title of the plan)

                                ROBERT B. GRIEVE
                Chairman of the Board and Chief Executive Officer
                                Heska Corporation
                           1613 Prospect Parkway Drive
                             Fort Collins, CO 80525
                                 (970) 493-7272
      ---------------------------------------------------------------------
 (Name, address and telephone number, including area code, of agent of service)

                         CALCULATION OF REGISTRATION FEE

                                   Proposed      Proposed
       Title of                     maximum      maximum
      securities      Amount       offering     aggregate     Amount of
         to be         to be       price per     offering    registration
      registered   registered(1)   shares(2)     price(1)        fee
     ------------  ------------  ------------   ------------  ------------
     Common Stock    1,000,000       $.73        $730,000       $67.16

(1)  Calculated pursuant to General Instruction E on Form S-8.
(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices as reported on the Nasdaq National Market on June 3, 2002.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933
================================================================================

                        INFORMATION REQUIRED PURSUANT TO
                        ---------------------------------
                        GENERAL INSTRUCTION E TO FORM S-8
                        ---------------------------------

GENERAL INSTRUCTION E INFORMATION

     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Forms S-8 relating to the same employee benefit plan are effective.

     The Registrant's Form S-8 Registration Statements filed with the Securities and Exchange Commission on July 9, 1997, File No. 333-30951 and June 16, 2000, File No. 333-39448 are hereby incorporated by reference.

INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

     (1) The Registrant's latest Annual Report on Form 10-K, as amended (File No. 0-22427) for the fiscal year ended December 31, 2001 which contains the balance sheets of the Registrant as of December 31, 2000 and 2001 and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1999, 2000 and 2001, together with the report thereon of Arthur Andersen LLP, independent public accountants.

     (2) The Registrant's Quarterly Report on Form 10-Q (File No. 0-22427) for the quarter ended March 31, 2002.

     (3) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A (File No. 0-22427), filed on April 24, 1997.

     In addition, all documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

EXHIBITS

Exhibit
Number   Exhibit
-------  ----------------------------------------------------------------------

 5.1  Opinion regarding legality of securities to be offered.

23.1  Consent of Independent Public Accountants.

23.2  Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibit 5.1).


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Collins, Colorado, on June 4, 2002


                              HESKA CORPORATION



                              By  /s/Robert B. Grieve
                                  ------------------------------
                                   Robert B. Grieve
                                   Chairman of the Board and
                                   Chief Executive Officer
                                   (Principal Executive Officer)

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Robert B. Grieve, Jason A. Napolitano, and Michael A. Bent, and each of them his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


 Name                         Title                             Date
--------------------------    -------------------------------   ------------
 /s/ Robert B. Grieve         Chairman of the Board and Chief   June 4, 2002
 -------------------------    Executive Officer (Principal
 Robert B. Grieve             Executive Officer) and Director

 /s/ Jason A. Napolitano      Executive Vice President,         June 4, 2002
 -------------------------    (Principal Financial Officer)
 Jason A. Napolitano          and Secretary

 /s/ Michael A. Bent          Vice President, (Principal        June 4, 2002
 -------------------------    Accounting Officer) and
 Michael A. Bent              Controller

 /s/ William A. Aylesworth    Director                          June 4, 2002
 -------------------------
 William A. Aylesworth

 /s/ A. Barr Dolan            Director                          June 4, 2002
 -------------------------
 A. Barr Dolan

 /s/ G. Irwin Gordon          Director                          June 4, 2002
 -------------------------
 G. Irwin Gordon

 /s/ Lyle A. Hohnke           Director                          June 4, 2002
 -------------------------
 Lyle A. Hohnke

 /s/ Edith W. Martin          Director                          June 4, 2002
 -------------------------
 Edith W. Martin

 /s/ John F. Sasen, Sr.       Director                          June 4, 2002
 -------------------------
 John F. Sasen, Sr.

 /s/ Lynnor B. Stevenson      Director                          June 4, 2002
 -------------------------
 Lynnor B. Stevenson, Ph.D.


                                INDEX TO EXHIBITS

Exhibit
Number   Exhibit
-------  ---------------------------------------------------------------------

 5.1  Opinion regarding legality of securities to be offered.

23.1  Consent of Independent Public Accountants.

23.2  Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibit 5.1).